Exhibit No. 10.31

PEOPLES BANCORP INC.

2006 EQUITY PLAN

SAR AGREEMENT

This SAR Agreement (this “AGREEMENT”) is made to be effective as of [____________, 2007] (the “GRANT DATE”) by and between Peoples Bancorp Inc. (the “COMPANY”) and ___________________ (the “PARTICIPANT”). Terms appearing in bold capital letters shall have the meanings as defined in the Peoples Bancorp Inc. 2006 Equity Plan, as amended (the “PLAN”).

WITNESSETH:

Whereas, the BOARD adopted the PLAN on February 9, 2006;

Whereas, the SHAREHOLDERS, upon the recommendation of the BOARD, approved the PLAN at the Annual Meeting of Shareholders held on April 13, 2006;

Whereas, the BOARD amended the PLAN on June 8, 2006 and February 8, 2007;

Whereas, the Compensation Committee of the BOARD has determined that a SAR should be granted to the PARTICIPANT, subject to the terms and conditions of the PLAN and this AGREEMENT; and

Whereas, the PARTICIPANT acknowledges that this AGREEMENT may be amended without any additional consideration to the PARTICIPANT to the extent necessary to comply with, or avoid penalties under, Section 409A of the CODE even if any such amendment reduces, restricts or eliminates rights granted prior to such amendment;

Now, Therefore, in consideration of the premises, the parties hereto make the following agreements, intending to be legally bound thereby:

Section 1	Grant of SAR.

The COMPANY hereby grants to the PARTICIPANT a SAR with respect to [________] shares of COMPANY STOCK, subject to the terms and conditions described in the PLAN and this AGREEMENT.

Section 2	Terms and Conditions of the SAR.

(A)       EXERCISE PRICE. The EXERCISE PRICE of the SAR is [________] per share of COMPANY STOCK, subject to adjustment as provided in the PLAN.

(B)        Vesting and Exercisability of the SAR. Subject to the PARTICIPANT’s continued employment and the provisions of the PLAN (including Article XI) and this AGREEMENT, the SAR shall become vested and may be exercised with respect to:

(i)	[____] shares on the first anniversary of the GRANT DATE;

(ii)	[____] shares on the second anniversary of the GRANT DATE; and

(iii)	[____] shares on the third anniversary of the GRANT DATE.

Notwithstanding the foregoing, if the PARTICIPANT TERMINATES due to death, DISABILITY or RETIREMENT, the SAR shall become fully vested and exercisable on the TERMINATION date.

(C)	SAR Term.

(i)           In General. Subject to the PLAN and Section 2(C)(ii) of this AGREEMENT, the vested portion of the SAR may be exercised at any time prior to the tenth anniversary of the GRANT DATE (the “EXPIRATION DATE”); provided, however, that the SAR may only be exercised when the FAIR MARKET VALUE of a share of COMPANY STOCK exceeds the EXERCISE PRICE.

(ii)	Effect of TERMINATION.

(a)

Upon a TERMINATION due to the PARTICIPANT’s death, the portion of the SAR that is then vested and exercisable may be exercised by the PARTICIPANT’s PERSONAL REPRESENTATIVE at any time before the earlier of (I) one year after the PARTICIPANT’s death or (II) the EXPIRATION DATE.

(b)

Upon a TERMINATION due to the PARTICIPANT’s RETIREMENT or DISABILITY, the portion of the SAR that is then vested and exercisable may be exercised by the PARTICIPANT at any time before the earlier of (I) one year after the date of such TERMINATION or (II) the EXPIRATION DATE. If a PARTICIPANT who TERMINATES due to RETIREMENT dies prior to exercising the SAR, then the SAR may be exercised by the PARTICIPANT’s PERSONAL REPRESENTATIVE at any time before the earlier of (x) one year after the PARTICIPANT’s death or (y) the EXPIRATION DATE

(c)

If the PARTICIPANT TERMINATES for any reason other than due to RETIREMENT, death, DISABILITY, or other than for CAUSE, the portion of the SAR that is then vested and exercisable may be exercised at any time before the earlier of (I) three months after the date of such TERMINATION or (II) the EXPIRATION DATE.

(d)	If the PARTICIPANT is TERMINATED for CAUSE, the SAR (whether or not then vested and exercisable) will be forfeited and any rights thereunder shall terminate immediately on the TERMINATION date.

(D)	Exercise of SAR.

(i)           Upon exercise of all or a portion of the SAR, the PARTICIPANT shall receive a number of shares of COMPANY STOCK equal to the quotient of: (a) the product of (I) the amount by which the FAIR MARKET VALUE of one share of COMPANY STOCK on the date of exercise of the SAR exceeds the EXERCISE PRICE, multiplied by (II) the number of shares of COMPANY STOCK for which the PARTICIPANT exercises the SAR, divided by (b) the FAIR MARKET VALUE of one share of COMPANY STOCK on the date of exercise. Any fractional share of COMPANY STOCK subject to the SAR will be settled in cash.

(ii)          The PARTICIPANT may exercise the vested portion of the SAR from time to time by providing written notice to the Chief Financial Officer of the COMPANY or the Secretary of the COMMITTEE (or his or her designee), on a form prescribed by the COMMITTEE, specifying the number of shares for which the SAR will be exercised.

(iii)        To the extent not previously exercised, the SAR shall automatically be exercised on the last trading day prior to its expiration, so long as the FAIR MARKET VALUE of a share of COMPANY STOCK exceeds the EXERCISE PRICE, unless prior to such day the PARTICIPANT instructs the Chief Financial Officer of the COMPANY or the Secretary of the COMMITTEE otherwise in writing.

Section 3	SAR subject to PLAN; PLAN as Controlling.

By entering into this AGREEMENT, the PARTICIPANT agrees and acknowledges that the PARTICIPANT has received and read a copy of the PLAN. All terms and conditions of the PLAN applicable to the SAR which are not set forth in this AGREEMENT shall be deemed incorporated herein by reference. In the event any term or condition of this AGREEMENT is inconsistent or conflicts with the terms and conditions of the PLAN, the PLAN shall be deemed controlling.

Section 4	Listing, Registration, and Qualification.

If the COMMITTEE determines that (A) the listing, registration or qualification of the shares of COMPANY STOCK underlying the SAR upon NASDAQ or any other established stock exchange, market or quotation system or under any state or federal law; (B) the consent or approval of any government or regulatory body; or (C) an agreement by the PARTICIPANT with respect thereto, is necessary or desirable as a condition to the issuance of the shares underlying the SAR, the shares may not be issued unless and until such listing, registration, qualification, consent, approval, or agreement has been effected or obtained, free of any conditions which are not acceptable to the COMMITTEE.

If any shares of COMPANY STOCK subject to the SAR are sold or issued upon the exercise thereof to a person who, at the time of such exercise or thereafter, is an affiliate of the COMPANY for purposes of Rule 144 promulgated under the ACT, or are sold and issued in reliance upon exemptions under the securities laws of any state, then upon such sale and issuance:

(i)         Unless permitted by the PLAN such shares of COMPANY STOCK shall not be transferable by the holder thereof, and neither the COMPANY nor its transfer agent or registrar, if any, shall be required to register or otherwise to give effect to any transfer thereof and may prevent any such transfer, unless the COMPANY shall have received an opinion from its counsel to the effect that any such transfer would not violate the ACT or the applicable laws of any state; and

(ii)        The COMPANY may cause each certificate evidencing such shares of COMPANY STOCK to bear a legend reflecting the applicable restrictions on the transfer thereof.

Any certificate issued to evidence shares of COMPANY STOCK as to which the OPTION has been exercised may bear such legends and statements as the COMPANY shall deem advisable to insure compliance with applicable federal and state laws and regulations.

(D)         Nothing contained in this AGREEMENT or elsewhere shall be construed to require the COMPANY to take any action whatsoever to make the OPTION exercisable or to make transferable any shares of COMPANY STOCK purchased and issued upon the exercise of the OPTION.

Section 5	Tax Withholding.

The COMPANY shall have the power and the right to deduct or withhold, or require the PARTICIPANT to remit to the COMPANY, the minimum statutory amount to satisfy federal, state and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of the PLAN. With respect to withholding required upon any taxable event arising as a result of the SAR, the PARTICIPANT may elect, subject to the approval of the COMMITTEE, to satisfy the withholding requirement, in whole or in part, by having the Company withhold shares of COMPANY STOCK having a FAIR MARKET VALUE on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. All such elections shall be irrevocable, made in writing and signed by the PARTICIPANT, and shall be subject to any restrictions or limitations that the COMMITTEE, in its sole discretion, deems appropriate.

Section 6	Rights of the PARTICIPANT as a SHAREHOLDER.

The PARTICIPANT shall have no rights or privileges as a SHAREHOLDER with respect to any shares of COMPANY STOCK covered by the SAR until the date of issuance of such shares of COMPANY STOCK to the PARTICIPANT.

Section 7	No Guarantee of Continued Employment.

The grant of the SAR under this AGREEMENT shall not (A) confer upon the PARTICIPANT any right to continue in the employ of, or continue to provide services to, the COMPANY or any SUBSIDIARY; (B) limit in any way the right of the COMPANY or any SUBSIDIARY to TERMINATE the PARTICIPANT; or (C) be evidence of any agreement or understanding express or implied, that the PARTICIPANT has a right to continue as an employee or advisor for any period of time or at any particular rate of compensation.

Section 8	Beneficiary Designation.

The PARTICIPANT may name a beneficiary or beneficiaries to receive any shares as a result of the exercise of the SAR upon the PARTICIPANT’s death. Unless otherwise provided in the beneficiary designation, each designation made will revoke all prior designations made by the PARTICIPANT, must be made on a form prescribed by the COMMITTEE and will be effective only when filed in writing with the COMMITTEE. If the PARTICIPANT has not made an effective beneficiary designation, the deceased PARTICIPANT’s beneficiary will be the PARTICIPANT’s surviving spouse or, if there is no surviving spouse, the deceased PARTICIPANT’s estate. The identity of a PARTICIPANT’s designated beneficiary will be based only on the information included in the latest beneficiary designation form completed by the PARTICIPANT and will not be inferred from any other evidence.

Section 9	Governing Law.

This AGREEMENT shall be governed by, and construed in accordance with, the laws of the State of Ohio without regard to the principles of conflict of laws.

Section 10	Rights and Remedies Cumulative.

All rights and remedies of the COMPANY and of the PARTICIPANT enumerated in this AGREEMENT shall be cumulative and, except as expressly provided otherwise in this AGREEMENT, none shall exclude any other rights or remedies allowed by law or in equity, and each of said rights or remedies may be exercised and enforced concurrently.

Section 11	Captions.

The captions contained in this AGREEMENT are included only for convenience of reference and do not define, limit, explain or modify this AGREEMENT or its interpretation, construction or meaning and are no way to be construed as a part of this AGREEMENT.

Section 12	Notices and Payments.

All payments required or permitted to be made under the provisions of this AGREEMENT, and all notices and communications required or permitted to be given or delivered under this AGREEMENT to the COMPANY or to the PARTICIPANT, which notices or communications must be in writing, shall be deemed to have been given if delivered by hand, or mailed by first-class mail (postage prepaid), and addressed as follows:

(A)	If to the COMPANY, to:

Peoples Bancorp Inc.
Attn.: Compensation Committee
138 Putnam Street
P. O. Box 738
Marietta, Ohio 45750-0738

(B)	If to the PARTICIPANT, to the address of the PARTICIPANT set forth at the conclusion of this AGREEMENT.

The COMPANY or the PARTICIPANT may, by notice given to the other in accordance with this AGREEMENT, designate a different address for making payments required or permitted to be made, and for the giving of notices or other communications, to the party designating such new address. Any payment, notice or other communication required or permitted to be made or given in accordance with this AGREEMENT shall be deemed to have been made or given upon receipt thereof by the addressee.

Section 13	Severability.

If any provision of this AGREEMENT, or the application of any provision hereof to any person or any circumstance, shall be determined to be invalid or unenforceable, then such determination shall not affect any other provision of this AGREEMENT or the application of said provision to any other person or circumstance, all of which other provisions shall remain in full force and effect, and it is the intention of each party to this AGREEMENT that if any provision of this AGREEMENT is susceptible of two or more constructions, one of which would render the provision enforceable and the other or others of which would render the provision unenforceable, then the provision shall have the meaning which renders it enforceable.

Section 14	Number and Gender.

When used in this AGREEMENT, the number and gender of each pronoun shall be construed to be such number and gender as the context, circumstances or its antecedent may require.

Section 15	Entire Agreement.

This AGREEMENT constitutes the entire agreement between the COMPANY and the PARTICIPANT in respect of the SAR granted hereunder, and supersedes all prior and contemporaneous agreements or understandings between the parties hereto in connection with the SAR granted hereunder. Subject to Section 12.2(b) of the PLAN, no change, termination or attempted waiver of any of the provisions of this AGREEMENT shall be binding upon any party hereto unless contained in a writing signed by the party to be charged. Notwithstanding the foregoing or anything in this AGREEMENT to the contrary, this AGREEMENT may be amended without any additional consideration to the PARTICIPANT to the extent necessary to comply with, or avoid penalties under, Section 409A of the CODE even if any such amendment reduces, restricts or eliminates rights granted prior to such amendment.

Section 16	Signature in Counterparts.

This AGREEMENT may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

In Witness Whereof, the parties hereto have caused this AGREEMENT to be executed effective as of the date first written above.

COMPANY:	PARTICIPANT:

PEOPLES BANCORP INC.,

an Ohio corporation

Carol A. Schneeberger
Executive Vice President and
Secretary to the Compensation Committee
Street Address

City, State, and Zip Code

Date: _______________________________	Date:____________________________________